CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 8, 1996 included (or incorporated by reference) in IEC Electronics Corp.'s Form 10-K for the year ended September 30, 1996 and to all references to our Firm included in this registration statement.



                                            /s/Arthur Anderson

Rochester, New York,
September 11, 1997